
                                             Exhibit 21.0

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                                     GARDNER DENVER, INC.
                                   SCHEDULE OF SUBSIDIARIES
                                 YEAR ENDED DECEMBER 31, 1999
                                                                   Name Subsidiary Uses
         Subsidiary Name               Incorporation                for Doing Business
         ---------------               -------------               --------------------

Gardner Denver International, Inc.       Delaware           Gardner Denver International, Inc.

Gardner Denver Export, Inc.              Barbados           Gardner Denver Export, Inc.

Gardner Denver Holdings Inc.             Delaware           Gardner Denver Holdings Inc.
                                                            Lamson Corporation

TCM Investments, Inc.                    Oklahoma           TCM Investments, Inc.

Gardner Denver Wittig GmbH               Germany            Gardner Denver Wittig GmbH

Gardner Denver Oy                        Finland            Gardner Denver Oy

Allen-Stuart Equipment Co., Inc.          Texas             Gardner Denver Engineered
                                                            Packaging Center

Gardner Denver Water Jetting              Texas             Gardner Denver Water Jetting
Systems, Inc.                                               Systems, Inc.

Air Relief, Inc.                         Kentucky           Air Relief, Inc.